Exhibit 10.83



          AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


     This Amendment No. 1 to Asset Purchase Agreement is made between Seragen, Inc., a Delaware corporation having a usual place of business at 97 South Street, Hopkinton, Massachusetts (the "Seller"), and Trustees of Boston University, a Massachusetts not-for-profit corporation having a usual place of business at 881 Commonwealth Avenue, Boston, Massachusetts (the "Buyer"), as of May 16, 1997, for the purpose of amending that certain Asset Purchase Agreement, dated as of February 14, 1997 (the "Asset Purchase Agreement"), between the Seller and the Buyer.

      THE PARTIES AGREE AS FOLLOWS:

      1. Section 1.05 of the Asset Purchase Agreement is amended by deleting therefrom the date "June 2, 1997" and replacing it with "August 29, 1997".

      2. Clause (iii) of the second sentence of Section 1.08 of the Asset Purchasing Agreement is amended to read in its entirety as follows:

      (iii) the failure of both (A) a majority of the shares of capital stock of the Seller issued and outstanding and entitled to vote on the matter and (B) a majority of the shares of capital stock of the Seller issued and outstanding, entitled to vote on the matter, and held by, and the voting of which is controlled by, persons other than
      (1) Boston University, (2) persons affiliated with Boston University, and (3) persons otherwise interested in the relevant transactions than in their capacity as shareholders of the Seller, to approve the transactions contemplated by this Agreement; or

      3. Section 7.03 of the Asset Purchase Agreement in amended to read in its entirety as follows:

           SECTION 7.03 Stockholder Approval. The Seller shall have received the approval of the transactions contemplated hereby by both
      (a) a majority of the shares of capital stock of the Seller issued and outstanding and entitled to vote on the matter and (b) a majority of the shares of capital stock of the Seller issued and outstanding, entitled to vote on the matter, and held by, and the voting of which is controlled by, persons other than (i) Boston University, (ii) persons affiliated with Boston University, and (iii) persons otherwise interested in the relevant transactions other than in their capacity as shareholders of the Seller.

      4. As between the parties hereto, this amendment shall be deemed for all purposes to be and have become effective as of February 14, 1997.



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      5.   Except as modified by this Amendment No. 1, the Asset Purchase
Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the Buyer and Seller have executed this Amendment No. 1 as of the date first set forth above.

                                         SERAGEN, INC.



                                        By:/s/ Reed R. Prior
                                           _________________
                                        Reed R. Prior, Chairman,
                                        Chief Executive Officer and
                                        Treasurer


                                        TRUSTEES OF BOSTON UNIVERSITY


                                        By:/s/ Kenneth G. Condon
                                           _____________________
                                        Kenneth G. Condon, Treasurer



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